UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2021

Anzu Special Acquisition Corp I

(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	001-40133 (Commission File Number)	86-1369123 (IRS Employer Identification No.)

12610 Race Track Road, Suite 250 Tampa, FL 33626 (Address of principal executive office) (Zip Code)

(202) 742-5870

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one-third of one redeemable Warrant	ANZUU	The Nasdaq Stock Market LLC
Class A Common Stock, par value $0.0001 per share	ANZU	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	ANZUW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On December 2, 2021, management and the audit committee (the “Audit Committee”) of the board of directors of Anzu Special Acquisition Corp I (the “Company”) concluded that the Company’s previously issued (i) audited balance sheet as of March 4, 2021, (ii) unaudited interim financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021, (iii) unaudited interim financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021, and (iv) unaudited interim financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021 (the “Q3 Form 10-Q” and such periods, collectively, the “Affected Periods”), should no longer be relied upon due to a reclassification of the Company’s temporary and permanent equity and resulting restatement of the initial carrying value of the Company’s Class A common stock subject to possible redemption (and related changes). In addition, the audit report of WithumSmith+Brown, PC, the Company’s independent registered accounting firm (“Withum”), included in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 10, 2021 should no longer be relied upon. The reclassification has resulted from a determination by the Company’s management that the Class A common stock, par value $0.0001 per share, issued in connection with its initial public offering can be redeemed or become redeemable subject to the occurrence of future events considered to be outside of the Company’s control. Therefore, the Class A common stock subject to possible redemption should be valued at $10.00 per share and should not take into account the fact that a redemption of Class A common stock cannot result in net tangible assets being less than $5,000,001.

As such, the Company will restate its financial statements for the Affected Periods in an amendment to the Q3 Form 10-Q (the “Q3 Form 10-Q/A”).

The Company does not expect any of the above changes will have any impact on its cash position and cash held in the trust account established in connection with the initial public offering (the “Trust Account”).

The Company’s management has concluded that in light of the classification error described above, a material weakness exists in the Company’s internal control over financial reporting and that the Company’s disclosure controls and procedures were not effective as of September 30, 2021. The Company’s intends to describe remediation with respect to such material weakness in more detail in the forthcoming Q3 Form 10-Q/A.

The Company’s management and the Audit Committee have discussed the matters disclosed in this Current Report on Form 8-K with Withum, the Company’s independent registered accounting firm.

Cautionary Statements Regarding Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “expects,” “intends,” “plans,” “estimates,” “assumes,” “may,” “should,” “will,” “seeks,” or other similar expressions. Such statements may include, but are not limited to, statements regarding the Company’s cash position and cash held in its Trust Account. These statements are based on current expectations on the date of this Form 8-K and involve a number of risks and uncertainties that may cause actual results to differ significantly. The Company does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Anzu Special Acquisition Corp I

Dated: December 3, 2021	By:	/s/ Dr. Whitney Haring-Smith
Dr. Whitney Haring-Smith
Chief Executive Officer